SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C. 20549


                                            FORM 8-K


                                         Current Report

                             Pursuant to Section 13 or 15(d) of the

                                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 31, 1996


                                 COMPETITIVE TECHNOLOGIES, INC.
                     (Exact name of registrant as specified in its charter)



Delaware                         1-8696                   36-2664428
(State or other                  (Commission file         (IRS employer
jurisdiction                     number)                  identification No.
of incorporation)




1465 Post Road East, P.O. Box 901, Westport, Connecticut  06881
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code  (203) 255-6044



                             N/A

(Former name or former address, if changed since last report)

Item 2.  Acquisition or disposition of assets

       On January 31, 1996, in an agreement resulting from arms' length bargaining, UPAT Services, Inc., a wholly-owned subsidiary of the Registrant, purchased the limited partnership interests of Texas Research and Technology Foundation and United Services Automobile Association in USET Acquisition Partners, L.P (the "Partnership"). The total purchase price was $1,835,000 with $500,000 paid in cash from the Registrant's working capital at the closing and the balance to be paid without interest on each succeeding January 31 in installments equal to 60% of University Science, Engineering and Technology, Inc.'s ("USET") earned revenues for the preceding calendar year or the remaining unpaid balance of the purchase price, whichever is less. However, if any annual 60% installment would be less than $400,000, that installment shall be equal to the lesser of $400,000 or 80% of USET's earned revenues. The Registrant has guaranteed the payment of these installments when due.

       After the purchase, UPAT Services, Inc. owns 100% of all partnership interests in USET Acquisition Partners, L.P. and as a result, the Partnership will be dissolved. The Partnership's principal asset is its investment in 100% of the equity of USET Holding Co. USET Holding Co.'s only asset is its investment in 100% of the equity of USET. The primary effect of the purchase will be that the balance sheet and operations of USET will be included in the Registrant's consolidated balance sheet and results of operations from January 31, 1996. Through January 31, 1996, the registrant accounted for its investment in USET on the equity method and recorded 20% of USET's net income.

       USET provides technical evaluation, patent and market assessment, patent application and prosecution, licensing, license management and royalty distribution services under agreements with former university clients of the Registrant and other research institutions. For further information about the technology management services of USET, see Part I, Item 1 - Business and Note 4 to Consolidated Financial Statements in the Registrant's Annual Report on Form 10-K for the year ended July 31, 1995.

       As permitted by Item 7 (a) (4) and 7 (b) (2), the Registrant undertakes to provide the audited financial statements and pro forma financial information required by Items 7 (a) and 7 (b) as soon as they are available on or before April 15, 1996.


Item 7.  Financial Statements and Exhibits

       A.  Financial Statements of Businesses Acquired

               It is impractical for the Registrant to file the required audited financial statements of USET Acquisition Partners, L.P. and its consolidated operating entities, USET Holding Co. and University Science, Engineering and Technology, Inc., at this time. As permitted by Item 7(a)(4), those financial statements will be filed under cover of Form 8-K/A as soon as they are available on or before April 15, 1996.

       B.  Pro Forma Financial Information

               It is impractical for the Registrant to file the required pro forma financial information at this time. As permitted by Item 7(b)(2), it will be filed under cover of Form 8-K/A as soon as it is available on or before April 15, 1996.

       C.  Exhibits                                                Page

               2.1    Agreement for Purchase and Sale of           6-10
                      Partnership Interests in USET
                      Acquisition Partners, L.P. effective
                      January 31, 1996 by and between UPAT
                      Services, Inc., Texas Research and
                      Technology Foundation and United
                      Services Automobile Association.

               2.2    Promissory Note of UPAT Services, Inc.      11-13
                      dated January 31, 1996 in the
                      principal amount of $983,684.21
                      payable to United Services
                      Automobile Association ("USAA").

               2.3    Promissory Note of UPAT Services, Inc.      14-16
                      dated January 31, 1996 in the
                      principal amount of $351,315.79
                      payable to Texas Research and
                      Technology Foundation.

               2.4    Security Agreement of UPAT Services,        17-23
                      Inc. dated January 31, 1996 to USAA
                      and Texas Research and Technology
                      Foundation as collateral for the
                      related Promissory notes dated
                      January 31, 1996.

               2.5    USET Acquisition Partners, L.P.                24
                      Assignment of Partnership Interests
                      to UPAT Services, Inc. by Texas
                      Research and Technology Foundation.

               2.6    USET Acquisition Partners, L.P.                25
                      Assignment of Partnership Interests
                      to UPAT Services, Inc. by USAA.



                                        Signatures


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              COMPETITIVE TECHNOLOGIES, INC.
                                                        Registrant


Date:  February 12, 1996                           Frank R. McPike, Jr.
                                            By:    Frank R. McPike, Jr.
                                                   Vice President, Finance
                                                   Principal Financial Officer
                                                   and Authorized Signer